Exhibit 10.1.1

FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made as of April 4, 2011 ("Effective Date") by and between ARE-708 QUINCE ORCHARD, LLC, a Delaware limited liability company ("Landlord"), and OPGEN, INC., a Delaware corporation ("Tenant").
RECITALS
A.            Landlord and Tenant are parties to that certain Lease Agreement dated as of June 30, 2008 (the "Lease").  Pursuant  to the Lease, Tenant leases approximately 14,812 rentable square feet as more particularly described in Exhibit A to the Lease (the "Original Premises") in a building located at 708 Quince Orchard Road, Gaithersburg, Maryland.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.            Landlord and Tenant desire, subject to the terms and conditions set forth herein, to, among other things, amend the Lease to (a) extend the Term until September 30, 2014, and (b) expand the Premises by adding approximately 5,901 rentable square feet (the "Expansion Premises") to the Original Premises for a total of approximately 20,713 rentable square feet as more particularly described on Exhibit A to this First Amendment.
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.    Term.  The definition of Term set forth on page 1 of the Lease is hereby deleted in its entirety and replaced with the following:
"Base Term:  With respect to the Original Premises, beginning on the Commencement Date and ending on September 30, 2014.  With respect  to the Expansion Premises, beginning on the Expansion  Rent Commencement Date and ending on September 30, 2014."
2.   Base Rent.  Tenant shall pay Base Rent and Additional  Rent in accordance with the Lease until the Expansion Rent Commencement Date (defined below).  As of the Expansion Rent Commencement Date, Base Rent shall be increased to $40,217.74 per month.  Thereafter, Base Rent shall be adjusted in accordance with Section 4 of the Lease.  Notwithstanding the foregoing, so long as Tenant is not in Default under the Lease, Base Rent shall be deemed abated for the first 5 full, calendar months after the Expansion Rent Commencement Date; provided, however, that commencing on January l, 2012 and thereafter on the first day of each month during the Term, Tenant shall pay to Landlord the amount of $1,218.72 per month as Additional Rent which amount shall be in addition to any other amounts due as Additional Rent under the Lease including, without limitation, Tenant's Share of Operating Expenses.
3.   Other Changes to Defined Terms.  As of the Expansion Rent Commencement Date, the following amendments shall be deemed made to definitions contained on page 1 of the Lease:

(i)	The definition of "Premises" shall be deleted in its entirety and replaced with the following: "Premises: That portion of the Project, containing a total of approximately 20,713 rentable square feet, as determined by Landlord, as shown on Exhibit A, comprised of (i) approximately 5,818 rentable square feet, located on the 1st floor and approximately 8,994 rentable square feet located on the 2nd floor (together, the "Original Premises") and (ii) approximately 5,901 rentable square feet located on the 2nd floor (the "Expansion Premises")";
(ii)	Exhibit A to the Lease shall be replaced with Exhibit A to this First Amendment; and
(iii)	The defined term "Tenant's Share" shall be increased to 41.74%.
4.   Delivery; Acceptance of Expansion Premises; Expansion Rent Commencement Date.
(a)            Landlord shall, at Landlord's sole cost and expense (subject to the following sentence), construct the tenant improvements in the Expansion Premises shown on Exhibit B to this First Amendment ("Landlord's Work").  If Landlord determines that Landlord's Work requires any alterations to the Building, then Tenant shall pay to Landlord the cost of such alterations to the Building as Additional Rent.  Landlord shall deliver the Expansion Premises to Tenant with Landlord's Work substantially completed, subject to normal "punch list" items of a non-material nature that do not interfere with the use of the Expansion Premises ("Delivery," "Deliver," or "Delivered").
(b)            The "Expansion Rent Commencement Date" shall be the earliest of:  (i) the date Landlord Delivers the Expansion Premises to Tenant; (ii) the date Landlord could have Delivered the Expansion Premises but for Tenant Delays (defined below) and (iii) the date Tenant conducts any business in the Expansion Premises or any part thereof.  Notwithstanding the foregoing, in no event shall the Expansion Rent Commencement Date occur earlier than April 1, 2011.  The term "Tenant Delay" shall mean any act or omission of Tenant that delays the occurrence of the Expansion Rent Commencement Date.
(c)            Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Expansion Rent Commencement Date when such is established in the form of the "Acknowledgement of Expansion Rent Commencement Date" attached to this First Amendment as Exhibit C; provided, however, Tenant's failure to execute and deliver such acknowledgment shall not affect Landlord's rights hereunder.
(d)            Tenant acknowledges that Landlord shall require access to portions of the Original Premises in order to complete Landlord's Work.  Landlord and its contractors and agents shall have the right to enter the Original Premises to complete Landlord's Work and Tenant shall cooperate with Landlord in connection with the same.  Tenant acknowledges that Landlord's completion of Landlord's Work may adversely affect Tenant use and occupancy of the Original Premise.  Tenant waives all claims against Landlord in connection with Landlord's Work including, without limitation, claims for rent abatement.

(e)            Effective as of the Expansion Rent Commencement Date:  (i) Tenant shall accept the Expansion Premises in their condition as of such date; (ii) Landlord shall have no obligation for any defects in the Expansion Premises; and (iii) Tenant's taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition at the time of Delivery.  Any occupancy of the Expansion Premises by Tenant before the Expansion Rent Commencement Date shall be subject to all of the terms and conditions of this Lease.
(f)            Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises or the Project, and/or the suitability of the Expansion Premises or the Project for the conduct of Tenant's business, and Tenant waives any implied warranty that the Expansion Premises or the Project are suitable for the Permitted Use.  Landlord shall have no obligation to obtain any permits, approval or entitlements related to Tenant's use of or conduct of business in the Expansion Premises.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.
5.   Right to Expand.
(a)            Section 39(a) of the Lease is hereby deleted in its entirety and replaced with the following:
"(a)            Expansion in the Project.  Tenant shall have the right, but not the obligation, to expand the Premises (the "Expansion Right") to include any Available Space in the Project upon the terms and conditions in this Section 39.  For purposes of this Section 39(a),  "Available Space" shall mean any space on the second floor of the Project which is not occupied by a tenant or which is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space.  If there is any Available Space in the Project during the Term (including any extension of the Base Term pursuant to Section 40), Landlord shall, at such time as Landlord shall elect so long as Tenant's rights hereunder are preserved, deliver to Tenant written notice (the "Expansion Notice") of such Available Space, together with the terms and conditions on which Landlord is prepared to lease Tenant such Available Space.  Tenant shall have 10 business days following delivery of the Expansion Notice to deliver to Landlord written notification of Tenant's exercise of the Expansion Right.  Provided that no right to expand is exercised by any tenant with superior rights, Tenant shall be entitled to lease such Available Space upon the terms and conditions set forth in the Expansion Notice.
(b)            Section 39(e) of the Lease is hereby deleted in its entirety and replaced with the following:
"(e)            Subordinate.  Tenant's rights in connection with the Expansion Right are and shall be subject and subordinate to any expansion or extension rights granted in the Project to other tenants leasing space in the Project as of the Effective Date of the First Amendment to this

Lease.  As of the Effective Date of the First Amendment to this Lease, no other tenant has such superior rights."
6.   Broker.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, "Broker") in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
7.   Miscellaneous.
(a)            This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.
(b)            This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.
(c)            This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.
(d)            Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment.  In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail.  Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.
[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Effective Date.
LANDLORD:
ARE-708 QUINCE ORCHARD, LLC,
 a Delaware limited liability company

By:            ARE-GP 708 Quince Orchard QRS CORP., a Maryland corporation, managing member

By:    /s/ Jackie Clem
      Jackie Clern
       VP Real Estate Legal Affairs

TENANT:	OPGEN, INC., a Delaware corporation By: /s/ C. Douglas White Its: CEO

EXHIBIT A
Premises
See Attached

EXHIBIT B
Landlord's Work
(see attached)

March 11,2011
708 Quince Orchard Blvd
Gaithersburg, MD 20878
Opgen
Design Intent Work Letter

General Conditions -
Project Manager (1 week) and Job site superintendent supervision (4 weeks) are included in the scope of work.  Fine clean and administrative coverage associated with O&M, permitting and contract/documents.

Demolition -
The scope of work will include:
Front Lab Space
•	Removal 144LF of wall
•	Removal of 2 welded frames/viewing panes
•	Removal of 1 left handed door with welded frame and two side lights/viewing panes
•	Removal of 1 right handed door with welded frame and two side lights/viewing panes
•	Removal of 1 left handed door with welded frame and two side lights/viewing panes
•	Removal and salvage of 3 existing left handed doors for reuse frames will not be re-used. Removal and salvage of 2 existing right handed doors for reuse new frames to be hollow metal knock down
•	Disconnect all utilities and removal of Fume Hood, leaving connection for owner furnished and installed clean room (OpGen to pay $1750 for fume hood relocation and reconnection- 3/11/11)
•	Removal of three (3) sinks and plumbing disconnects for return to owner (no disposal)
•	Removal of 124 LF of cabinetry/millwork disconnecting and reconnecting wiremold electrical with allowance for gas/vac/air demo and put back
•	Removal of 76 LF of systems furniture
•	Removal and salvage of 57 LF of existing lab casework work for reuse

Back Lab Space
•	Removal 54 LF of wall
•	Removal and salvage of 1 left handed welded door and frame for reuse
•	Removal and salvage of 1 right handed welded door and frame for reuse
•	Removal of 16 LF of existing lab casework

Concrete, Fire Safing, Roofing -
The scope of work will include:
•	Floor patching associated with sink demo

Millwork & Carpentry -
The scope of work will include:
Front Lab Space
•	Not included in scope of work

Back Lab Space
•	Reinstall 114 LF of existing work areas from demo'd inventory front lab space
•	Furnish and Install 4' of laminate cabinetry and laminate top in new conference room for refreshments (plumbing is excluded for this item)
•	Install only (owner provided) projection screen (GC to give size spec to OpGen) in new conference room (provided as an alternate)

March 11, 2011
708 Quince Orchard Blvd
Gaithersburg, MD 20878
Opgen
Design Intent Work Letter

Doors, Frames, Hardware and Glass -
The scope of work will include:
Front Lab Space
•	Install 4(four) existing doors and hardware. (3 (three) left handed, l(one) right handed) all relocated
•	Furnish and install 1 (one) new double door frame and hardware from loading dock to shipping & receiving
•	Furnish & Install 2 (two) unequal pair of doors, l (one) left handed active, 1 (one) right handed active and hardware
•	All frames to be new, new frames to be hollow metal knock down
•	All hardware to be reused

Back Lab Space
•	Furnish and Install 2 (two) doors re-used and hardware (1 left banded, 1 right handed)
•	Furnish and Install 2 (two) new hollow knock down frames

Partitions -
The scope of work will include:
Front Lab Space
•	Install 50 LF of floor to ceiling drywall

Back Lab Space
•	Install 28 LF of floor to ceiling drywall

Ceilings -
The scope of work will include:
•	Only areas affected by demolition of walls and new construction will be modified using existing materials
•	Front lab area to have existing sheetrock ceilings demo'd and replaced with like 2x2 office grid and ACT (OpGen to be $350 - 3/11/11)

Painting -
The scope of work will include:
Front Lab Space
•	All new partitions to receive two coats of semi gloss (in lab areas), flat (in offices) latex paint.
•	All new doors and frames will be painted to match existing.
•	All Owner Requested ALL walls to be painted (ARE to pay for this item)

Back Lab Space
•	All new partitions to receive two coats of semi-gloss (in lab areas), flat (in offices) latex paint.
•	All new doors and frames will be painted to match existing.

March 11, 2011
708 Quince Orchard Blvd
Gaithersburg, MD 20878
Opgen
Design Intent Work Letter

Flooring -
The scope of work will include:
Front Lab Space
•	Patch VCT as needed in areas directly affected by partitions
•	Furnish and Install typical office space carpet (Patcraft, Socrates 11-28 #10069, Searle #00108)
•	Furnish and Install 96 LF vinyl base (Johnsonite 18-Navy Blue)
•	(Alternate Owner Requested) Demo and replace ALL VCT in front lab area (ARE to pay for this item)

Back Lab Space
•	Patch VCT as needed in areas directly affected by partitions
•	Furnish and Install typical conference room carpet (Patcraft, Jazz Review-36 #10140, Carnegie Hall #00157) conference area
•	Furnish and Install 72 LF vinyl base (Johnsonite 18-Navy Blue)

Equipment -
The scope of work will include:
Front Lab Space
•	Furnish and Install-20 (+/- 3 degrees) Freezer (re-furbished) on backup power
◦	Includes Watlow microprocessor temperature controller, audible alarm, and control relay
◦	Using existing roof curbing assumed to be sufficient to equip new unit
•	Furnish and Install 1 (one) card reader at the loading dock. Installation only monitoring contract responsibility of tenant for signature prior to inspection of this project to Datawatch directly.

Back Lab Space
•	Not included in scope of work

HVAC -
The scope of work will include:
Front Lab Space
•	Leave in place duct from existing roof exhaust fan to room preparing for future fume hood

Back Lab Space
•	Additional diffuser and plenum return for new conference room tied into existing building system
•	Air balance as required by City of Gaithersburg

Plumbing -
The scope of work will include:
Front Lab Space
•	Demo only of 3 (three) sinks

Back Lab Space
•	Water line to be brought to new counter top area for coffee maker (OpGen to pay $95) for plumbing permitting, and installation of line not including connection to be made by coffee vendor-3/11/11)

March 11, 2011
708 Quince Orchard Blvd
Gaithersburg, MD 20878
Opgen
Design Intent Work Letter

Life Safety (Sprinkler) -
The scope of work will include:
Front and Back Lab Space
•	As required by modifications made to partitions

Electrical –
LIGHTING
The scope of work will include:
Front Lab Space
•	No new lighting is included
•	Same 3-3way switch (offices, shipping & receiving)
•	Re-switch lab and front area

Back Lab Space
•	No new lighting is included
•	Re-switching and conference room required (4 (four) locations)

POWER
Not included in scope of work until site survey confirms existing

FIRE ALARM
The scope of work includes:
•	Modifications to existing as required by demo, add one (1) to conference room in back lab area

Architectural/Engineering/Permitting
The scope of work will include:
•	Provide Architectural and Engineering plans in accordance with landlord approval and for submission to the city of Gaithersburg Planning & Code
•	A/E and construction management meetings will include three (3) meetings with the tenant.
•	Obtain building and trade permits.

March 11, 2011
708 Quince Orchard Blvd
Gaithersburg, MD 20878
Opgen
Design Intent Work Letter

Exclusions/Clarifications/Assumptions
EXCLUSIONS-
Pricing assumes:  existing building systems to be operational and sufficient to supply:  hot and cold air, water and power.  (Both normal & back up power)

ASSUMPTIONS/NOTES:
We exclude lab safety equipment (eye washes, and showers)
We exclude any steam (other than internal).
Lab Area assumed to receive standard AZ Rock
VCT
All office doors assumed to match to existing.
All lab doors to be assumed to be paint grade
wood (use metal doors in lab areas- 3/11/11)

We exclude specialty flooring, specialty painting,
lab grade lighting, medical grade conduit,
 security/low voltage or HEPA filtration.
All equipment shown on plans is to be provided by tenant, including clean rooms (freezer to be an alternate)
 We exclude room pressurization.
We exclude DI or RODI water.

EXHIBIT C
ACKNOWLEDGMENT OF EXPANSION RENT COMMENCEMENT DATE
This ACKNOWLEDGMENT OF EXPANSION RENT COMMENCEMENT DATE is made as of this ___ day of ________ 20_, between ARE-708 QUINCE ORCHARD, LLC, a Delaware limited liability company ("Landlord"),  and  OPGEN,  INC., a Delaware corporation ("Tenant"), and is attached to and made a part of the Lease dated as of June 30, 2008, as amended by the First Amendment dated as of ___________, 2011 (as amended, the "Lease"), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.
Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the "Expansion Rent Commencement Date" is _____________, __________ and the termination date of the Base Term of the Lease shall be midnight on September 30, 2014.  In case of a conflict between this Acknowledgment of Expansion Rent Commencement Date and the Lease, this Acknowledgment of Expansion Rent Commencement Date shall control for all purposes.
IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF EXPANSION RENT COMMENCEMENT DATE to be effective on the date first above written.
LANDLORD:	ARE-708 QUINCE ORCHARD, LLC, a Delaware limited liability company By: ARE-GP 708 Quince Orchard QRS CORP., a Maryland corporation, managing member By:
TENANT:	OPGEN, INC., a Delaware corporation By: Its: